EXHIBIT 10(o)

                       EXECUTIVE EMPLOYMENT AGREEMENT

  	EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), dated this 11th day of July, 1997, by and between CE SOFTWARE, INC., an Iowa corporation (hereinafter called the "Company"), CE SOFTWARE HOLDINGS, INC., a Delaware corporation (hereinafter called "CESH") and Christian F. Gurney (hereinafter called the "Executive").

   WHEREAS, the Company has employed the Executive since 1991 in various capacities, has promoted Executive to the position of President, and the Executive desires to commit himself to serve the Company on the terms and conditions set forth herein;

  	NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements herein contained, the parties hereto adopt this Executive's employment agreement in its entirety, and agree as follows:

  	1.  	Employment :  Term.  The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions hereinafter set forth.  The Executive shall be employed by the
Company for a term ending September 30, 1997 (the last day of which shall be the
"Renewal Date"), which term shall be renewable, on an annual basis, as provided below, for additional one-year terms, on the Renewal Date and on each anniversary of the Renewal Date.  The Executive employment shall be automatically renewed as of the Renewal Dates through September 30, 1999, unless a majority of the Board of Directors (exclusive of the Executive) takes other action within the terms of this agreement to terminate the Executive employment or to not renew the Executive Employment at a stated Renewal Date.  In the absence of any action by the Board of Directors of any action on non-renewal or termination, the Executive employment shall continue unchanged until the next
Renewal Date and this Agreement shall remain in force.  On and after the Renewal
Date of September 30, 2000 the Executive employment may be renewed given the affirmative vote of a majority of the members of the Board of Directors of the
Company provided that the Executive shall not be entitled to vote thereon.  At least sixty days prior to the Renewal Date and each anniversary of the Renewal
Date (provided that the Employee is employed by the Company prior to such date), the Company shall notify the Executive, in writing, if the Company desires not to renew his employment hereunder for an additional one-year term.  The
Executive shall notify the Company, in writing, within forty-five days prior to any Renewal Date, whether he desires not to continue his employment for such additional term.  If, pursuant to such notices, the Executive's employment is not renewed, the Executive shall continue his employment for the remainder of the then current contract period, provided, however, the Executive may receive severance pay as set forth hereunder if not offered renewal as set forth hereunder, or if Executive rejects the renewal offer because it is at a compensation level below that of the existing term.

  	2.	Position and Duties.  The Executive shall serve as the President of the
Company, and shall report to the Board of Directors.  The Executive shall have such powers and duties as may be prescribed from time to time by the Bylaws and the Board of Directors, consistent with the office of President.  The Executive also agrees to serve, for no additional consideration, as Vice President of
CESH, as an officer of any affiliated company if so elected by its Board of
Directors, and as a director of the Company and CESH, and of any affiliated company, if he is nominated by the Board and elected by the shareholders of such entity.  The Company and CESH will indemnify and hold harmless the Executive from liability, damages and costs (including attorneys fee) arising from his

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                                                                Exhibit 10(o)

service to the Company in any capacity to the same extent they will indemnify any of their officers and directors pursuant to the Company's Certificate of Incorporation, Bylaws, and Iowa or Delaware law, respectively. During the term of this Agreement, the Executive shall devote his entire business time, attention and energies exclusively to the business and affairs of the Company and its affiliates and use his best efforts, skills and abilities to promote the interests of the Company and its affiliates provided, however, that the Executive shall have the right to pursue passive investments which do not relate to the business and/or affairs of the Company and which do not interfere with his responsibilities to the Company as set forth herein.

 	3. 	Compensation and Benefits.  During the term of the Executive's employment hereunder, the Executive shall be entitled to receive the following compensation and benefits:

 	(a)	Salary.  The Company shall pay to the Executive a base salary of $150,000 per annum payable semi-monthly, prorated to the date of this Agreement.  Such salary shall be subject to review by the Board of Directors on an annual basis in event of a renewal of the term of employment hereunder, on a date no later than sixty days prior to the commencement of the renewal term.  Any decrease or increase in the annual salary (and other compensation terms) payable to the
Executive shall be at the discretion of the Compensation Committee of the Board of Directors of CESH and shall be based on the Executive's performance of his duties under this Agreement and the Company's operating results to the date of such review.

 	(b)	Stock Purchase Plan.  Contemporaneously with the execution of this
Agreement and with the approval of the Compensation Committee of the Board of Directors of CESH and subject to approval of the shareholders of CESH if such is required by law, regulation or the terms of any stock listing agreement, the Executive will purchase up to $50,000 of common stock, $.10 par value, of CESH pursuant to a separate stock purchase agreement which is Exhibit B hereto. Said agreement will price the shares at the closing price of the stock on the date of this Agreement. Among other terms, the shares will be purchased for cash to the extent of the par value of the shares and the balance by the non-recourse promissory note of Executive, and held in escrow until the note is fully paid.
An amount equal to 60% of any cash dividends or other cash distributions paid on the shares, will be withheld and applied to the purchase price until the note is paid. Executive may make any additional payments from other funds. The shares may not be sold until note is paid in full, subject to normal securities registration requirements, or exemption therefrom.

 	(c)	Stock Options.  As of the date of this Agreement, the Compensation
Committee of the Board of Directors of CESH has granted to the Executive options to purchase 25,000 shares of common stock, pursuant to the Company's existing stock option plans and form of nonqualified stock option agreement.

Executive understands that the number of options available under existing plans may require shareholder approval of plan amendments, or of new plans, before the total number of options may be granted under this contract; the board of directors will recommend to the shareholders that any required approvals be given.

 	(d)	Expense Reimbursement.  The Company shall promptly pay to the Executive the reasonable expenses incurred by him in the performance of his duties hereunder after

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                                                                Exhibit 10(o)

receipt of supporting documentation in respect of such expenses and otherwise in accordance with the past practices of the Company relating to expenses and guidelines established by the Board of Directors.

 	(e)	Participation in Employee Plans.  The Executive shall be entitled to participate in or receive benefits offered to all employees of this Company
(e.g., group medical, dental, life, dependent life, and disability insurance, profit-sharing, vacation, illness and holiday).

 	(f)	Vacations.  The Executive shall be entitled to vacation days, in accordance with standard Company policy, in each year of his employment by the Company to be taken at his discretion but at a time or times consistent with the Company's best interests.

   4.	Termination for Disability, Extended Illness or Cause.

 	(a)	Disability or Extended Illness.  Disability shall include extended illness. The Company may, but shall not be required to, terminate the Executive's employment hereunder if the Executive becomes disabled. The executive shall be deemed to be disabled as of the date on which a determination, based on a written opinion provided by a medical doctor selected by the Board of Directors, has been made by the Board of Directors (on which determination the Executive shall not be entitled to vote), written notice of which shall be forwarded to the Executive, that the Executive, by reason of his health, has become unable to perform his normal duties hereunder, provided that no such determination shall be made unless and until the Executive has been unable to devote such portion of his business time and energies to the affairs of the Company as the conduct of its business shall reasonably require for a period of 90 consecutive days or for 120 days in any 180-day period. In the event that the Executive's employment hereunder is terminated on account of disability, the Termination Date shall be the date on which the Executive receives the notice required to be sent to him pursuant to this subsection (a).

 	(b) Cause. Pursuant to resolution of the Board of Directors (on which resolution the Executive shall not be entitled to vote), the Company shall terminate the Executive's employment hereunder for Cause. For purpose of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon:

	     	(i)	the Executive's repeated failure after written notice thereof to perform his duties hereunder or his habitual neglect of duty (other than for reasons set forth in Section 4(a) hereof),

     		(ii)	the commission by the Executive of any acts or omissions
constituting dishonesty, fraud or illegal acts, which are harmful to the Company or its reputation,

     		(iii)	the Executive's resignation prior to the end of an applicable term of employment hereunder or the Executive's action to not renew as set forth in
Section 1, or

     		(iv)	the breach by the Executive of any of the provisions of this
Agreement which the Executive is required to execute under Section 6 hereof.

In the event the Company shall elect to terminate the Executive's employment hereunder for Cause or without Cause, the Termination Date shall be the date on which written

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                                                                Exhibit 10(o)

notice from the Board of Directors is sent to the Executive. Such notice shall set forth the reasons for such termination if applicable.

  	5.	Compensation Upon Termination.

 	(a)	Compensation During Disability or Extended Illness.  During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to disability or extended illness, the Executive shall continue to receive his annual salary prorated to the Termination Date.

 	(b)	Termination on Account of Death.  If the Executive's employment shall be terminated by reason of his death, the Company shall pay to such person as the
Executive shall have designated in a notice filed with the Company, or if no such person shall have been designated, to his estate, an amount equal to his unpaid but accrued and fully earned salary to the date of his death.

 	(c)	Termination for Cause.  If the Executive's employment is terminated for
Cause, the Company shall pay to the Executive an amount equal to his unpaid but accrued and fully earned salary to the Termination Date.

 	(d)	Termination without Cause.  If the Executive's employment is terminated without Cause whether at a Renewal Date or during any term, the Executive shall receive six months Severance Pay from the Termination Date if within two years from the date of this Agreement.  If Termination Date is more than two years after the date of this Agreement the Executive shall receive three months
Severance Pay from the Termination Date.  Severance Pay shall be calculated from the Termination Date without regard to the Renewal Date and in lieu of any remaining regular compensation otherwise payable for an unexpired term.

 	(e)	No Other Benefits.  Nothing contained in this Section 5 shall be construed as entitling the Executive to receive, from and after the termination of his employment with the Company, any of the benefits which the Executive would otherwise be entitled to receive under Section 3 hereof, other than the right to receive payments in respect of salary and/or severance compensation, if applicable, as provided for in this Section 5.

  	6.	Confidentiality.  As a condition to his employment hereunder, the
Executive has executed and delivered a letter in the form of Exhibit A attached hereto.

  	7.	Notices.  Any notice required or permitted to be given under this
Agreement shall be in writing and shall be deemed to have been given when mailed via certified mail, return receipt requested, addressed, if to the Executive, at his address set forth at the foot of this Agreement and if to the Company, at its address set forth at the foot of this Agreement, attention: John S. Kirk, Secretary, or to such other address as either party hereto shall notify the other in writing in the manner prescribed in this Section 7. Notices may also be accomplished by delivery in person with receipt to the applicable individual recipient indicated above.

  	8.	Prior Agreements.  This Agreement and the exhibits attached hereto shall cancel and supersede any and all prior agreements and undertakings between the parties hereto, whether oral or written, respecting the employment of the
Executive by the

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                                                                Exhibit 10(o)

Company, except for stock options and other existing employee benefits which have been previously awarded to or earned by the Executive.

   	9.	Assignability and Binding Effect.  This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators and legal representatives of the Executive, and shall inure to the benefit of and be binding upon the Company and its successors and assigns, but the Executive may not assign any of his obligations hereunder.

    	10.	Complete Understanding.  This Agreement, and the exhibits attached hereto, constitute the complete understanding between the parties hereto with respect to the employment of the Executive hereunder, and no statement, representation, warranty or covenant has been made by either party with respect hereto and thereto except as expressly set forth herein and therein. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto.

     	11.	Severability.  If any provision of this Agreement or any part hereof is invalid, unlawful or incapable of being enforce by reason of any rule of law or public policy, all other conditions and provisions of this Agreement which can be given effect without such invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect.

     	12.	Warranty.  The Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether relating to employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing his obligations in accordance with the terms and conditions of this Agreement.

     	13.	Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

	IN WITNESS WHEREOF, the parties have executed this Agreement as the date and year first above written.

CE SOFTWARE, INC.	                                 CHRISTIAN F. GURNEY
1801 Industrial Circle	                            4622 - 96th St.
West Des Moines, IA  50265	                        Des Moines, IA  50322


    /s/ Curtis W. Lack                             /s/ Christian F. Gurney
by _____________________________               	_______________________________
Curtis W. Lack, Secretary & Treasurer


CE SOFTWARE HOLDINGS, INC.
1801 Industrial Circle
West Des Moines, IA 50265


     /s/ John S. Kirk
by _____________________________
John S. Kirk, Secretary & Treasurer

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                                                                Exhibit 10(o)

                                 Exhibit A
                          Confidentiality Agreement

CONFIDENTIALITY AGREEMENT (the "Agreement") dated this July 11, 1997, by and between CE SOFTWARE HOLDINGS, INC. (the "Company") and CHRISTIAN F. GURNEY ("Gurney").

Gurney agrees that during the term of this Agreement and for a period of three years following the Termination Date, he:

a) Will use Company confidential information only within the scope of his duties as an employee of the Company.

b) Will not disclosed confidential information to third parties not authorized to receive it and then only in the best interest of the Company.

c) Will consider all specific software, algorithms, source code, computer processing systems, products and techniques with which he becomes familiar as an employee of Company to be confidential and the exclusive property of Company which will not be converted or disclosed to anyone for any purpose whatsoever except as approved by the Board of Directors. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, documents, equipment, and the like, relating to the business of Company, which he shall use or prepare or come into contact with, shall remain the sole property of Company.

For purposes of this Exhibit, confidential information of the Company shall include the confidential information of the company, it's parent, CESH, and any affiliated companies, whether such information has been learned by Gurney during the term of this Agreement or during the period of employment by Gurney with the Company prior to this Agreement.

CE SOFTWARE , INC.	                                  CHRISTIAN F. GURNEY
1801 Industrial Circle	                              4622 - 96th St.
West Des Moines, IA  50265	                          Des Moines, IA  50322


    /s/ Curtis W. Lack                             /s/ Christain F. Gurney
by _____________________________                	_______________________________
  Curtis W. Lack, Secretary & Treasurer

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                                                                Exhibit 10(o)

                                  Exhibit B
                           Stock Purchase Agreement

STOCK PURCHASE AGREEMENT (the "Agreement") dated this July 11, 1997, by and between CE SOFTWARE HOLDINGS, INC. (the "Company") and CHRISTIAN F. GURNEY ("Gurney").

                                 WITNESSETH:

WHEREAS, the Company wishes to sell, issue and transfer, and Gurney wishes to purchase and acquire, for an aggregate consideration of $49,968.75, twenty thousand five hundred shares (20,500 shares) (the "Executive Shares") of the Company's Common Stock, par value $.10 per share (the "Common Stock"), subject to and upon the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the premises and the mutually dependent covenants and agreements herein contained, the parties hereto agree as follows:

1.	The Company hereby sells, issues, transfers and delivers to Gurney the
Executive Shares against the simultaneous execution and delivery by Gurney to the Company of the number of Executive Shares times $.10 in cash, representing the par value of said shares, and a Promissory Note payable to the Company in the amount of the product of the number of shares time the closing price of the Common Stock as of the date of this Agreement in the form attached hereto and made a part hereof (the "Purchase Note") as full payment thereof, all subject to the terms and conditions hereof.

2.  	A.	The parties acknowledge that this Agreement and the transactions contemplated hereby are entered into in consideration of the employment of Gurney by CE Software, Inc., the wholly owned operating subsidiary of the Company, as its President, and of his duties as set forth in an Employment Agreement executed contemporaneously with this Agreement. The parties further acknowledge and agree that pursuant to the Company's National Market System listing contract with the National Association of Securities Dealers Automated Quotation System, this issuance of securities must be approved by the shareholders of the Company. Therefore, the issuance of shares hereunder will in all respects by subject to approval of the shareholders, which will be sought at the next annual meeting or such earlier meeting as may otherwise be held, and if such approval is not gained, the Company will repurchase the shares as if Gurney were terminating his employment on that date.

	B.	The Company represents that the Executive Shares being issued, transferred and delivered hereunder are a portion of the Company's authorized and unissued
Common Stock, that this transaction has been duly authorized and approved by all requisite corporate action, and that the Executive Shares will upon receipt by the Company of the cash payment and Purchase Note referenced herein be under
Delaware law deemed to be fully paid and non-assessable.

	C.	Gurney represents that he is purchasing and acquiring the Executive Shares for his own account (and not for the account of any other person) for investment purposes only and not for the purposes of resale.

                                                                Exhibit 10(o)

	D.	Gurney represents that he is experienced in evaluating and making investments of the type contemplated by this Agreement and is financially able to bear the risks of such investment. Gurney is aware that the Company is issuing and selling the Executive Shares in reliance upon the exemption from registration provided in Section 4 (2) of the Securities Act of 1933, as amended (the "1933 Act") and is relying on these representations, and agrees that the Executive Shares may only be transferred if registered under the 1933 Act or pursuant to an exemption therefrom. Gurney understands that Rule 144 promulgated under the 1933 Act is not generally available with respect to the Executive Shares until one year after the Company has received payment in full for the shares, and that compliance with an applicable exemption under the 1933 Act may be required for a sale or other disposition of the Executive Shares that are not registered under the 1933 Act. Gurney agrees to the placement of the following legend on certificates representing the Executive Shares:

THIS CERTIFICATE AND THE SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES AT OF 1933, AS AMENDED, AND ARE BEING HELD SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK PURCHASE AGREEMENT DATED JULY 11, 1997, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICES OF CE SOFTWARE HOLDINGS, INC. WITH ITS PRINCIPAL OFFICE LOCATED AT 1801 INDUSTRIAL CIRCLE, WEST DES MOINES, IA 50265. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, THE RULES AND REGULATIONS THEREUNDER AND THE TERMS AND CONDITIONS OF THE AFORESAID AGREEMENT.

Gurney understands that so long as any legend may remain on the certificates representing the Executive Shares, the Company may maintain appropriate "stop transfer" orders with respect to such shares on its books and records and with those to whom it may delegate registrar and transfer functions. Subject to the approval of counsel for the Company, which approval shall no be unreasonably withheld, Gurney shall be entitled to replacement certificates without the legend(s) provided for in this subsection upon receipt by the Company from Gurney of a favorable opinion from counsel to Gurney, reasonably satisfactory in form and substance to the Company, that a proposed sale, pledge, exchange, transfer or other disposition ("Transfer") of the Executive Shares is in compliance with the 1933 Act and regulations promulgated thereunder, including Rule 144. Gurney acknowledges that he is an affiliate of the Company and that the volume restrictions of Rule 144 will continue to apply to any proposed Transfer as long as he remains an affiliate of the Company, regardless of the length of time the Executive Shares have been held. The Company agrees that any stop transfer instructions and legend will be promptly removed upon the Transfer of the Executive Shares in full compliance with the provisions of this Agreement, the 1933 Act and applicable regulations.

Gurney further understands that as an officer or director of the Company or CESH he is subject to Company and CESH restrictions which will affect his ability to Transfer the Executive Shares.

3.	In order to facilitate the transfer of all or a portion of the Executive
Shares to the Company as collateral security for the payment in full of the Purchase Note when due, upon his receipt thereof, the Executive shall deposit with the Company the certificates representing the Executive Shares in negotiable form, accompanied by blank stock powers duly endorsed for transfer and with all necessary stock transfer stamps (if any)

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                                                                Exhibit 10(o)

affixed. The Company shall hold such certificates for and on behalf of Gurney until the Purchase Note shall have been paid in full. The Company shall upon payment of principal and interest in full release the certificates and the stock powers to Gurney and the Company shall no longer have any rights in respect thereof. In the event that the Gurney fails to pay the entire unpaid principal amount of the Purchase Note and interest thereon when due, then the Company shall have the right to repurchase from Gurney that number of Executive Shares which, when multiplied by the initial purchase price per share, is equal to the unpaid portion of the Purchase Note. The repurchase price shall be offset against the unpaid balanced due the Company under the Purchase Note.

4.	In the event of a repurchase of the Executive Shares pursuant hereto, Gurney hereby authorized the Company to complete, date and deliver to itself the stock powers held by it pursuant to Section 3 above, together with certificates representing those Executive Shares held on his behalf that are being repurchased pursuant hereto, in order to effectuate the transactions set forth in this Section 4, and Gurney shall have no further rights therein or thereto.
The repurchase price shall be offset against the unpaid balance due the Company under the Purchase Note.

5.	Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when mailed via certified mail, return receipt requested, to the recipient at the address noted below, or to such other address as either party hereto shall notify the other in writing in the manner prescribed in this Section 5 (a notice to the Company shall be to
Attn:  John S. Kirk, Secretary).

6.	This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators and legal representatives of Gurney, and shall inure to the benefit of and be binding upon the Company and its successors and assigns, but Gurney may not assign any of his obligations hereunder.

7.	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

CE SOFTWARE HOLDINGS, INC.	                          CHRISTIAN F. GURNEY
1801 Industrial Circle	                              4622 - 96th St.
West Des Moines, IA  50265	                          Des Moines, IA  50322


     /s/ John S. Kirk                              /s/ Christian F. Gurney
by _____________________________                	_______________________________
  John S. Kirk, Secretary & Treasurer

                                                                Exhibit 10(o)
                         NON-RECOURSE PROMISSORY NOTE

$49,968.75	                                                     July 11, 1997


FOR VALUE RECEIVED, CHRISTIAN F. GURNEY ("Borrower"), promises to pay to the order of CE SOFTWARE HOLDINGS, INC., a Delaware corporation with its principal office at 1801 Industrial Circle, West Des Moines, IA 50265 ("Lender"), the principal sum of forty-nine thousand nine hundred sixty-eight and 75/100 dollars ($49,968.75) ("Principal"), which will be due and payable on demand, but no later than the earlier of the tenth (10th) anniversary of the date hereof or one year after the Termination Date as set forth in Agreements, as herein after defined. Interest on the unpaid balance of the Principal shall be payable on the last day of each quarter of the Lender's fiscal year, commencing September 30, 1997 and shall accrue at the lowest applicable federal rate on each such day as determined under Section 1274 of the Internal Revenue Code of 1986, as amended, or any successor provision of such Code.

This Note is the Note referred to in, and is entitled to the benefits of, a certain Stock Purchase Agreement, dated as of the date hereof, between Borrower and Lender and a certain Executive Employment Agreement dated as of the date hereof between and among Borrower, CE Software, Inc. and Lender (the "Agreements"). Reference is made to the Agreements for additional terms of the loan of the holder hereof and the right of Lender to repurchase from Borrower certain shares of Common Stock of Lender which Borrower purchased from Lender on the date hereof, and provisions requiring that 60% of any cash dividends and distribution paid on the shares shall be withheld from Borrower and applied to the Note until the Note is fully paid.

This Note may be prepaid, in whole or in part, at any time or from time to time, without premium or penalty, subject however to the conditions and limitations otherwise set forth in the Agreements.

Apart from dividend and distribution withholdings, all payments or prepayments of principal shall be made by certified or bank check in United States dollars to Lender at its address hereinbefore set forth, such bank as Lender shall have previously designated to Borrower, or at the option of the holder, payment shall be made in such manner and at such place in the United States of America as the holder shall have designated to Borrower in writing.

Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or public holiday under the laws of the State of Iowa, such payment may be made on the next succeeding business day.

Borrower hereby waives presentment, demand for payment (except for any initial demand), notice of dishonor, protest and notice of protest of this Note. Borrower agrees to pay all costs for collection when incurred, including reasonable attorneys' fees. Borrower agrees to perform and comply with each of the covenants, conditions, provisions and agreements of Borrower contained in the Agreement and any instrument evidencing or securing the indebtedness evidenced hereby. In the event that Borrower defaults in the performance of his obligations and covenants under the provisions and conditions of this Note and the Agreements, Lender shall be entitled to foreclose upon the collateral for the entire amount of this Note. No personal recourse against the Borrower shall be had by

                                                                Exhibit 10(o)

Lender. No alteration, amendment or waiver of any provision of this Note, the Agreements, or any agreement or instrument evidencing or providing security for this Note, made by agreement of the holder hereof and any other person or party, shall constitute a waiver of any other term hereof, or otherwise release or discharge the liability of Borrower under this Note.

This Note is governed by and is to be construed in accordance with the laws of the State of Delaware.


                                            /s/ Christian F. Gurney
                                   						_____________________________
	                                             CHRISTIAN F. GURNEY

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